UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 12, 2007

First Bancorp
(Exact name of registrant as specified in its charter)

North Carolina
(State or other jurisdiction of incorporation)

0-15572	56-1421916
(Commission File Number)	(IRS Employer Identification No.)

341 North Main Street, Troy, North Carolina	27371-0508
(Address of principal executive offices)	(Zip Code)

(910) 576-6171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This report contains forward-looking statements, including statements about future operating results and other forward-looking information for First Bancorp and Great Pee Dee Bancorp, Inc.  These statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As such, the statements involve significant risks and uncertainties.  Actual results may differ materially due to such factors as: (1) expected cost savings from the merger not materializing within the expected time frame; (2) revenues following the merger not meeting expectations; (3) failure to retain the customer bases of the two institutions following the merger; (4) competitive pressures among financial institutions increasing significantly; (5) costs or difficulties related to the integration of the businesses of First Bancorp and Great Pee Dee Bancorp, Inc. being greater than anticipated; (6) general economic conditions being less favorable than anticipated; (7) legislation or regulatory changes adversely affecting the business in which the combined company will be engaged; and (8) the timing of the completion of the transactions.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 12, 2007, First Bancorp, the parent holding company for First Bank, entered into a merger agreement with Great Pee Dee Bancorp, Inc. (“Great Pee Dee”).  Pursuant to the agreement, Great Pee Dee will be merged with and into First Bancorp.  A copy of this agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.  Capitalized terms not defined herein shall have the meaning set forth in the merger agreement.

Under the terms of the agreement, each share of Great Pee Dee common stock issued and outstanding at the Effective Time of the merger will be converted into and exchanged for the right to receive 1.15 shares of First Bancorp common stock; provided, if the Average Closing Price of First Bancorp common stock as of the Measurement Date is less than $16.50 per share, Great Pee Dee may elect to terminate the transaction by providing written notice within five Business Days of the Measurement Date.  In that event, First Bancorp has the option to nullify the termination by agreeing to increase the Exchange Ratio and/or pay cash to the Great Pee Dee shareholders, such that the sum of the increased Exchange Ratio multiplied by the Average Closing Price of First Bancorp common stock, plus any cash paid per share, is at least $18.975 ($16.50 X 1.15).  Cash will be paid in lieu of fractional shares.

 Closing of the merger, which is expected to occur in the fourth quarter of 2007 or first quarter of 2008, is subject to certain conditions.  The boards of directors of both parties have approved the merger agreement, and the merger agreement and the transactions contemplated thereby are subject to the approval of the shareholders of Great Pee Dee, regulatory approvals, and other customary closing conditions.

The merger agreement contains customary representations, warranties and covenants of First Bancorp and Great Pee Dee.  The board of directors of Great Pee Dee has adopted a resolution recommending approval and adoption by its shareholders and has agreed to submit the merger agreement to its shareholders for consideration.  Great Pee Dee has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

If the Merger fails to be consummated because of a breach of one party’s representations, warranties, or covenants, the other party is entitled to recover all of its expenses.  If Great Pee

Dee terminates to accept a Superior Proposal or receives an Acquisition Proposal and fails to recommend the Merger to its shareholders , Great Pee Dee will owe First Bancorp a termination fee of $1.2 million.  These termination fee provisions may substantially increase the cost to a third party of acquiring Great Pee Dee.

The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is set forth below as Exhibit 10.1 hereto and is incorporated herein by reference.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

First Bancorp will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”).   Shareholders are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about First Bancorp and Great Pee Dee, at the SEC’s Internet site (http://www.sec.gov).  Copies of the proxy statement/prospectus to be filed by First Bancorp also can be obtained, when available and without charge, by directing a request to First Bancorp, Attention: Anna Hollers, Investor Relations, P.O. Box 508, Troy, North Carolina, 27371, (910) 576-6171, or to Great Pee Dee Bancorp, Inc., Attention:  John Digby, Chief Financial Officer, 901 Chesterfield Highway, Cheraw, South Carolina 29520, (843) 537-7656.

Great Pee Dee, First Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Great Pee Dee in connection with the acquisition.  Information about the directors and executive officers of Great Pee Dee and their ownership of Great Pee Dee common stock is set forth in Great Pee Dee’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at Great Pee Dee’s address in the preceding paragraph.  Information about the directors and executive officers of First Bancorp is set forth in First Bancorp’s most recent proxy statement filed with the SEC and available at the SEC’s Internet site and from First Bancorp at the address set forth in the preceding paragraph.  Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

ITEM 8.01  OTHER EVENTS

On July 12, 2007, First Bancorp issued a press release announcing the execution of the merger agreement with Great Pee Dee.  The complete text of the press release is attached to this report as Exhibit 99.1 and is filed herewith pursuant to Rule 425 under the Securities Act of 1933.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits.

The following exhibits are filed as part of this report:

Exhibit
Number	Description
10.1	Merger Agreement between First Bancorp and Great Pee Dee Bancorp, Inc., dated July 12, 2007.

99.1	Press Release dated July 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Bancorp

Dated: July 12, 2007	By:	/s/ Jerry L. Ocheltree
Jerry L. Ocheltree
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Merger Agreement between First Bancorp and Great Pee Dee Bancorp, dated July 12, 2007.

99.1	Press Release dated July 12, 2007.